                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Reports to Shareholders of JPMorgan Smart Index Fund and JPMorgan Discipline Equity Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants," and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
April 30, 2002